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                                                                    Exhibit 3.20

                              CERTIFICATE OF TRUST

                                       OF

                              CHAPARRAL STEEL TRUST

          (Pursuant to Section 3810 of the Delaware Business Trust Act)

To the Secretary of State
State of Delaware:

          It is hereby certified that

          1. The name of the business trust is Chaparral Steel Trust (the "Trust").

          2. The address of the registered office of the Trust in the State of Delaware is Attention: Corporate Trust Department, 900 Market Street, New Castle County, Wilmington, Delaware 19801, and the name of the registered agent for service of process on the Trust is Delaware Trust Capital Management, a Delaware banking corporation.

          3. Delaware Trust Capital Management, a Delaware banking corporation, whose business address is Attention: Corporate Trust Department, 900 Market Street, Wilmington, Delaware, 19801, is a statutory trustee of the Trust.

          4. This Certificate of Trust shall be effective upon filing.

Executed on February 29, 1996.

                             TRUSTEES


                             /s/ Larry L. Clark
                             ---------------------------------------------------
                             Larry L. Clark, Managing Trustee

                             Address: 300 Ward Road
                                      Midlothian, TX 76065

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                             /s/ Richard M. Fowler
                             ---------------------------------------------------
                             Richard M. Fowler, Managing Trustee

                             Address: 300 Ward Road
                                      Midlothian, TX 76065


                             /s/ Robert C. Moore
                             ---------------------------------------------------
                             Robert C. Moore, Managing Trustee

                             Address: 300 Ward Road
                                      Midlothian, TX 76065


                             DELAWARE TRUST CAPITAL MANAGEMENT, not in its individual capacity but solely as Statutory Trustee


                             By: /s/ Illegible
                                 -----------------------------------------------
                                 Title: VICE PRESIDENT

                             Address: Attention Corporate Trust
                                      Department
                                      900 Market Street
                                      Wilmington, Delaware 19801

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